Exhibit 99.1

New York Mortgage Trust Announces Pricing of
Public Offering of Common Stock

NEW YORK, NY – December 1, 2011 - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT” or the “Company”) announced today that it priced an underwritten registered public offering of 2,400,000 shares of common stock at a public offering price of $6.90 per share.  NYMT also granted the underwriters an option to purchase up to an additional 360,000 shares of common stock to cover over-allotments, if any. The offering is subject to customary closing conditions and is expected to close on December 6, 2011. Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS), is serving as bookrunning manager for the offering.  Maxim Group LLC, National Securities Corporation and Aegis Capital Corp. are serving as co-managers.

NYMT expects to use the net proceeds of this offering to acquire certain of the Company’s target assets, including multi-family commercial mortgage-backed securities ("CMBS"), such as multi-family CMBS issued under one or more Freddie Mac Multifamily Loan Securitization Series, and Agency RMBS. The Company may also use the net proceeds for general working capital purposes.

A registration statement related to the securities was declared effective by the Securities and Exchange Commission. The offering of NYMT's common stock will be made only by means of a prospectus supplement and accompanying prospectus, copies of which, when available, may be obtained by contacting Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, Ninth Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the offered shares or any other securities, nor shall there be any sale of such shares or other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or other jurisdiction.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a real estate investment trust ("REIT") in the business of acquiring, investing in, financing and managing primarily mortgage-related assets. As a REIT, the Company is not subject to federal income tax, provided that it distributes at least 90% of its REIT income to stockholders

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. No assurance can be given that the offering discussed above will be completed on the terms described or at all, or that the net proceeds of the offering will be used as indicated. Completion of the offering on the terms described, and the application of the net proceeds of the offering, are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to us, including, without limitation, market conditions and those described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2011, all of which can be accessed at the SEC's website (www.sec.gov). All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For Further Information

AT THE COMPANY
Steven R. Mumma,
Chief Executive Officer and President
Phone:  212-792-0109
Email: smumma@nymtrust.com